Exhibit 10.42

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (“Agreement”), dated as of August 19, 2008, is by and among Material Technologies, Inc., a Delaware corporation (“MaTech”), RBC Dexia Investor Services Bank Luxembourg (“Julius Baer”), Anima S.G.R.P.A. Rubrica Anima America (“Anima”), and Kreuzfeld Ltd., (“Kreuzfeld”) (Julius Baer, Anima, and Kreuzfeld shall collectively be referred to as, the “Claimants”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Claimants previously purchased directly from MaTech shares of the restricted common stock of MaTech (the “Common Stock”), and pursuant to such agreement, MaTech agreed to certain registration rights, including filing a registration statement registering the resale of the shares of Common Stock by Claimants; and

WHEREAS, MaTech has not filed the required registration statement, and has requested that Claimants waive all registration rights arising from or related to the Common Stock, and Claimants have agreed to such request subject to the terms hereof.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

1.              Consideration.  In consideration for the Agreement, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.1           Claimants hereby waive any registration rights they may have with respect to any shares of common stock of MaTech currently held, including the Common Stock, and also hereby waive any default by MaTech under its agreements with Claimants arising from or related to the purchase by Claimants of the Common Stock;

1.2           Claimants hereby agree to return to MaTech, any and all shares of common stock held by them, including the Common Stock, in exchange for an equal number of newly issued shares of MaTech common stock (the “Shares”) to be issued after completion of MaTech’s proposed stock split;

1.4           Claimants hereby agree that any and all warrants currently held by Claimants shall be canceled;

1.5           MaTech hereby agrees to issue to Julius Baer warrants to purchase 5,000,000 shares of MaTech common stock at $0.20 per share;

1.6           MaTech hereby agrees to issue to Anima warrants to purchase 5,000,000 shares of MaTech common stock at $0.20 per share (together with the Julius Baer warrants, the “Warrants”); and

1.7           MaTech hereby agrees, within 45 days, to file a Registration Statement with the Securities and Exchange Commission registering the Shares and the shares underlying the Warrants (the “Registration Statement”) and to use best efforts to have the Registration Statement declared effective, but if the Rule 144 holding period expires, MaTech can withdraw the Registration Statement; and

2.              Mutual Release.  Expressly conditioned upon timely completion of the requirements set forth herein, the Parties, each for themselves, their respective Boards of Directors, officers, shareholders, assigns, employees, agents, predecessors, heirs, executors, and administrators, successors, subsidiary entities, former entities, attorneys, and any others claiming under or through them, both past and present, do hereby release and forever discharge each other, and each of the others' Boards of Directors, officers, shareholders, assigns, employees, agents, predecessors, successors, heirs, executors, and administrators, subsidiary entities, former entities, attorneys, and all others acting by, through, under, or in concert with the other, and each of them, from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts (express, implied in fact, or implied by law), agreements, promises, liabilities, claims, set offs, rights and claims for indemnity and/or contribution, refunds, overpayments, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which each now has or may hereafter have by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any matters that or might have been in any way raised, by complaint, cross-complaint or otherwise and the Agreements shall be null and void and of no effect.  Notwithstanding the above, or any other provisions of this instrument, this Agreement shall not affect, discharge, or release any claims, known or unknown, which arise from or relate to the rights or obligations of the Parties hereto, whether presently existing or subsequently accruing, with respect to the obligations created by or arising out of the provisions of this Agreement.

3.              Waiver Under California Civil Code Section 1542.  Expressly conditioned upon timely completion of the requirements set forth herein, it is the intention of the Parties in executing this Agreement that it shall be effective as a waiver of any and all rights under section 1542 of the Civil Code of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Each Party acknowledges that they may have sustained damages, losses, costs or expenses that are presently unknown or unsuspected arising out of, relating to, or otherwise in connection with this Action, and that such damages, losses, costs or expenses as may have been sustained may give rise to additional damages, losses, costs or expenses in the future.  Nevertheless, each Party acknowledges that this Agreement has been negotiated and agreed upon in light of this situation and expressly waives any and all rights which each may have under section 1542 of the

California Civil Code, or any other state or federal statute or common law principle of similar effect.

4.              Attorney Advice.  Each of the Parties warrant and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this release and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.

5.              No Representations.  Each of the Parties acknowledge and represent that, in executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

6.              Disputed Claim.  This Agreement pertains to a disputed claim and does not constitute an admission of liability or wrongdoing by any Party for any purpose.

7.              Covenant Regarding Assignment.  The Parties represent and warrant that they are the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter.  In the event that such representation is false, and any such claim or matter is asserted against any Party hereto (and the successor of such Party) by any party or entity who is the assignee or transferee of such claim or matter, the Party shall fully indemnify, defend and hold harmless the Party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, demands, fees, expenses, liabilities, and damages which that Party (and its successors) incurs as a result of the assertion of such claim or matter.  It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by a Party under this indemnity.

8.              Covenant Regarding Authority to Bind Parties.  Each Party executing this Agreement represents and warrants to the other Party that the individual executing this Agreement on behalf of each Party has the power and authority to execute this Agreement and to bind the Party to the terms and conditions of this Agreement by executing this Agreement.

9.              Survival of Warranties.  The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

10.            Modifications.  This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by the Parties to be charged with such modification.

11.            Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

12.            Severability.  In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

13.            Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.            Construction. This Agreement has been negotiated by the Parties and their respective legal counsel at arm’s length and thus shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

15.            Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

16.            Choice of Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

17.            Jurisdiction.  The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

18.            Counterparts; Facsimile Signatures.  This Agreement may be executed in several counterparts and it shall not be necessary for each Party to execute each of such counterparts, but when all of the Parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each Party in accordance with its terms.  The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

19.            Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

20.            Incorporation of Recitals.  The above recitals are incorporated into this Agreement by this reference.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

MATERIAL TECHNOLOGIES, INC., a Delaware corporation	RBC DEXIA INVESTOR SERVICES BANK LUXEMBOURG,

/s/ Robert M. Bernstein	/s/ Christian Munger
By: Robert M. Bernstein	By: Christian Munger
Its: Chief Executive Officer	Its: Fund Manager

ANIMA S.G.R.P.A. RUBRICA ANIMA AMERICA,	KREUZFELD LTD., a Swiss corporation

By:	By:
Its:	Its:

[SETTLEMENT AGREEMENT AND RELEASE SIGNATURE PAGE]